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                                  EXHIBIT 23.2




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[LETTERHEAD] KPMG PEAT MARWICK




The Board of Directors
BankUnited Financial Corporation

We consent to the use of our reports included herein and incorporated herein by reference in the Joint Proxy Statement-Prospectus.





Miami, Florida
October 1, 1996